EXHIBIT 21.1
PAREXEL INTERNATIONAL CORPORATION
LIST OF SUBSIDIARIES OF THE COMPANY
(As of June 30, 2016)

Subsidiary Name	Location	Ownership %
PAREXEL International S.A.	Argentina	100%
PAREXEL Argentina S.A.	Argentina	100%
PAREXEL International Pty Ltd	Australia	100%
PAREXEL Belgium SPRL	Belgium	100%
PAREXEL International Pesquisas Clinicas Ltda.	Brazil	100%
· PAREXEL International Pesquisas Clinicas Ltda. City of Embu das Artes Branch Office
PAREXEL International (BVI) Corp.	British Virgin Islands	100%
PAREXEL International (Canada), Ltd.	Canada, New Brunswick	100%
PAREXEL International (Cayman) Corp.	Cayman Islands	100%
PAREXEL International BV Y Compania Limitada	Chile	100%
PAREXEL China Co. Ltd.	China, Peoples Republic of	100%
· PAREXEL China Co. Ltd. Beijing Branch Office
· PAREXEL China Co. Ltd. Chengdu Branch Office
· PAREXEL China Co. Ltd. Guangzhou Branch Office
· PAREXEL China Co. Ltd. Shenyang Branch Office
PAREXEL China Ding Hui Co., Ltd.	China	100%
PAREXEL International Co. Ltd.	China, Republic of (Taiwan)	100%
PAREXEL International Colombia SAS	Colombia	100%
PAREXEL International d.o.o. (Croatia)	Croatia	100%
PAREXEL International Czech Republic S.R.O.	Czech Republic	100%
PAREXEL Denmark A/S	Denmark	100%
PAREXEL Finland OY	Finland	100%
PAREXEL International SARL	France	100%
PAREXEL International GmbH	Germany	100%
· Schonefeld Branch Office
PAREXEL International Holding Germany GmbH	Germany	100%
PAREXEL International (Hong Kong) Company Limited	Hong Kong	100%
PAREXEL Hungary Limited	Hungary	100%
BVUD Research (India) Private Limited	India	100%
PAREXEL International (India) Private Limited	India	100%
PAREXEL International Clinical Research Private Limited	India	100%
HERON Health Pvt. Ltd	India	100%
Synchron Research Services Pvt. Ltd.	India	Approx. 31.1%
Liquent Software India Private Limited	India	100%
PAREXEL International Services India Private Limited	India	100%
PT PAREXEL International Indonesia	Indonesia	100%
PAREXEL International (IRL) Limited	Ireland	100%
PAREXEL International Clinical Research (Israel) Ltd.	Israel	100%
PAREXEL International SRL	Italy	100%
PAREXEL International Inc.	Japan	100%
PAREXEL Korea Co., Ltd.	Korea, Republic of	100%
PAREXEL International UAB	Lithuania	100%
PAREXEL International (Malaysia) SDN BHD	Malaysia	100%
PAREXEL International Mexico S.A. DE C.V.	Mexico	100%
PAREXEL International Mexico Services S.A. DE C.V.	Mexico	100%
Mirai Placebo B.V.	Netherlands	100%
PAREXEL Dutch Holding C.V.	Netherlands	100%
PAREXEL International Holding B.V.	Netherlands	100%

Subsidiary Name (cont.)	Location	Ownership %
PAREXEL Nederland B.V.	Netherlands	100%
· The Representative Office of PAREXEL Nederland B.V. in Ho Chi Minh City
PAREXEL Norway AS	Norway	100%
PAREXEL International (Peru) S.A.	Peru	100%
PAREXEL Clinical Research (Philippines) Ltd. Corp.	Philippines	100%
PAREXEL Polska SP ZOO	Poland	100%
PAREXEL International Romania SRL	Romania	100%
PAREXEL International (RUS) LLC	Russian Federation	100%
PAREXEL International d.o.o. (Serbia)	Serbia	100%
PAREXEL International (Singapore) Pte. Ltd.	Singapore	100%
FARMOVS PAREXEL (Proprietary) Limited	South Africa	70%
PAREXEL International (South Africa) Pty Ltd	South Africa	100%
PAREXEL International, S.L.	Spain	100%
PAREXEL Sweden AB	Sweden	100%
HERON Evidence Development AB	Sweden	100%
PAREXEL International (CH) AG	Switzerland	100%
Health Advances GmbH	Switzerland	100%
PAREXEL International Turkey Tıbbi Danışmanlık Sanayi ve Ticaret Anonim Şirketi	Turkey	100%
· Ankara Branch Office
· Ismir Branch Office
PAREXEL International (Thailand) Co., Ltd.	Thailand	100%
PAREXEL Ukraine LLC	Ukraine	100%
ClinPhone Development Ltd.	United Kingdom	100%
Perceptive eClinical Limited	United Kingdom	100%
ClinPhone Limited	United Kingdom	100%
PAREXEL International (UK) Limited	United Kingdom	100%
PAREXEL International Holding UK Limited	United Kingdom	100%
PAREXEL International Limited	United Kingdom	100%
PAREXEL MMS Europe Limited	United Kingdom	100%
Perceptive Informatics UK Limited	United Kingdom	100%
Liquent Holdings Limited	United Kingdom	100%
Liquent Limited	United Kingdom	100%
· Liquent Limited French Branch
· Liquent Limited German Branch
Datafarm UK Limited	United Kingdom	100%
HERON Group Limited	United Kingdom	100%
HERON Evidence Development Ltd.	United Kingdom	100%
ClinIntel Limited	United Kingdom	100%
PAREXEL Vietnam Limited Liability Company	Vietnam	100%
ClinPhone California Inc.	US, California	100%
PPSI, Inc.	US, Connecticut	100%
Perceptive Services, Inc.	US, Delaware	100%
DataLabs Inc.	US, Delaware	100%
PAREXEL International Dutch Holding LLC	US, Delaware	100%
PAREXEL International Holding Corporation	US, Delaware	100%
PAREXEL International, LLC	US, Delaware	100%
PAREXEL Medical Marketing Services (NJ), LLC	US, Delaware	100%
Perceptive Informatics, Inc.	US, Delaware	100%
Liquent Inc.	US, Delaware	100%
Datafarm Acquisition LLC	US, Delaware	100%
HERON Evidence Development LLC	US, Delaware	100%
Health Advances LLC	US, Delaware	100%

Subsidiary Name (cont.)	Location	Ownership %
PAREXEL International Trust	US, Massachusetts	100%
The Center for Bio-Medical Communication, Inc.	US, New Jersey	100%
PAREXEL (IMC), Inc.	US, Pennsylvania	100%